UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2023

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On November 28, 2023, Perma-Fix Environmental Services, Inc. (the “Company”) disclosed that it was advised by the European Commission (the “Contracting Authority”) that the joint venture consisting of the Company and Campoverde Srl would be awarded a multi-year contract valued at approximately EUR 50 million for the treatment of radioactive waste from the Joint Research Center in Ispra, Italy. On December 18, 2023, this contract was executed by the Contracting Authority and the joint venture consisting of the Company and Campoverde Srl. The Company is a 50% partner in the joint venture. The Contracting Authority may terminate the contract under certain conditions as set forth in the contract. See the attached press release for risks relating to the forward-looking statements contained herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press release of the Company dated December 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and Chief Financial Officer

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